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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               _________________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of Earliest Event Reported):
                                 March 28, 2006

                        NORTH FORK BANCORPORATION, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


    Delaware                     1-10458                        36-3154608
----------------         ------------------------           -------------------
 (State or Other         (Commission File Number)            (I.R.S. Employer
  Jurisdiction                                              Identification No.)
of Incorporation)


                 275 Broadhollow Road Melville, New York  11747
              ----------------------------------------------------
              (Address of Principal Executive Offices)  (Zip Code)

                                 (631) 531-2970
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 8.01  Other Events
-----------------------

     North Fork Bancorporation, Inc. issued a press release on March 28, 2006 (See Exhibit 99.1, which is incorporated herein by reference) announcing that its Board of Directors declared its regular quarterly dividend of $.25 cents per common share. The dividend will be payable May 15, 2006, to shareholders of record at the close of business on April 28, 2006.

     North Fork is a regional bank holding company headquartered in New York with approximately $60 billion in assets conducting commercial and retail banking from 362 branch locations in the Tri-State area with a complementary national mortgage banking business. On March 12, 2006, Capital One Financial Corporation (NYSE: COF) and North Fork announced that a definitive agreement had been signed under which Capital One will acquire North Fork. The transaction is subject to shareholder approval from both companies and customary regulatory approvals. The transaction is expected to close in the fourth quarter of 2006.



ITEM 9.01  Financial Statements and Exhibits
--------------------------------------------

     (c)  99.1  Press Release issued on March 28, 2006.











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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   March 28, 2006


NORTH FORK BANCORPORATION, INC.


/s/ Daniel M. Healy
------------------------
Daniel M. Healy
Executive Vice President
Chief Financial Officer






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